UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

DC Industrial Liquidating Trust

(Exact name of registrant as specified in its charter)

Maryland	000-54372	47-7297235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

518 Seventeenth Street, 17th Floor Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on November 4, 2015 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 28, 2015 (the “Merger Agreement”), by and among Industrial Income Trust Inc. (“IIT”), Western Logistics LLC (“Parent”) and Western Logistics II LLC (“Merger Sub”). Pursuant to the Merger Agreement, on November 4, 2015, IIT merged with and into Merger Sub with Merger Sub continuing as the surviving company (the “Merger”). Following the consummation of the Merger, the Merger Sub continued as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Merger Effective Time”), each share of common stock, $0.01 par value per share, of IIT (the “Common Stock”) issued and outstanding immediately prior to the Merger Effective Time, including each share of restricted stock, was converted into the right to receive an amount in cash equal to $10.30, without interest and subject to any applicable withholding tax obligations.

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Declaration of Trust

On November 3, 2015, DC Industrial Liquidating Trust (the “Trust”) and three directors of IIT, Dwight L. Merriman, Marshall M. Burton and Stanley A. Moore, entered into an Amended and Restated Agreement and Declaration of Trust (the “Liquidating Trust Agreement”) in connection with the contribution of certain assets to Trust. The Liquidating Trust Agreement was executed and the Trust was formed pursuant to the Merger Agreement for the purpose of liquidating the following 11 properties that currently are under development or in the lease-up stage (the “Excluded Assets”) after completion of the Merger:

•	Bluegrass DC II, located at NW corner of McFarland Parkway and McGinnis Ferry Road in Alpharetta, Georgia

•	Redlands Distribution Center, located at NE Corner W. Lugonia and California St. in Redlands, California

•	Cajon DC, located at 6207 N. Cajon Boulevard in San Bernardino, California

•	Lehigh Valley Crossing DC I, located at 2929 Schoeneck Road in Macungie, Pennsylvania

•	Lehigh Valley Crossing DC II, located at 3100 Alburtis Rd in Macungie, Pennsylvania

•	Lehigh Valley Crossing DC III, located at 2918 Schoeneck Rd in in Macungie, Pennsylvania

•	Tamarac Commerce Center II, located at 6201 North Nob Hill Rd in Tamarac, Florida

•	Tamarac Commerce Center III, located at 6900 Hiatus Rd in Tamarac, Florida

•	Miami DC III, located at 11001 NW 124th St in Medley, Florida

•	Miami DC III Land Bank, located at 10910 NW 124th St in Medley, Florida

•	Miami DC IV, located at 11040 NW 124th St in in Medley, Florida

In accordance with the Merger Agreement, on November 3, 2015, IIT transferred the Excluded Assets to DC Liquidating Assets Holdco LLC (the “Liquidating Company”), an entity recently formed by IIT to hold and liquidate the Excluded Assets. Following this contribution of the Excluded Properties, on November 3, 2015, IIT contributed its interests in the Liquidating Company, which constitute 100% of the Liquidating Company’s common equity interests, to the Trust. An affiliate of IIT’s Sponsor (as defined below) will own special units (the “Special Units”) in the Liquidating Company comparable to the special partnership units previously held in Industrial Income

Operating Partnership LP. The Special Units will entitle IIT’s Sponsor to receive 15% of all distributions made by the Liquidating Company. The Net Sale Proceeds (as defined below) will be distributed by the Liquidating Company to the beneficial owners of the Trust and to the holder of the Special Units, after payments of any amounts due to the Trust Advisor (defined below).

On November 4, 2015, prior to completion of the Merger at the Merger Effective Time, IIT distributed to its stockholders, in a special dividend, all of the units of beneficial interest in the Trust, together with net proceeds of borrowings under the new Credit Facility described below, with each share of Common Stock receiving (i) one unit of beneficial interest in the Trust, and (ii) $0.26 of net proceeds from the new Credit Facility described below. The beneficial interests in the Trust are expressed in terms of units for ease of administration, but they are not certificated. Each distribution by the Trustees (as defined below) to the beneficiaries will be made pro rata according to the beneficiaries’ respective units. Units of beneficial interest may not be transferred or assigned, except by will, intestate succession or operation of law.

Pursuant to the Liquidating Trust Agreement, as soon as practicable after the closing of the Merger, the Trust will mail to each beneficiary a notice indicating how many units of beneficial interest in the Trust such beneficiary owns. The Trust will file with the Securities and Exchange Commission (the “SEC”) annual reports showing the consolidated assets and liabilities of the Trust, as well as the receipts and disbursements of the Trust, although the Liquidating Trust Agreement does not require the financial statements of the Trust to be audited by independent public accountants. During the course of each fiscal year, whenever a material event relating to the assets of the Trust occurs, the Trust will file with the SEC an interim report describing such event.

The Liquidating Trust Agreement provides that the Trust will terminate upon the earliest of (1) the liquidation and distribution of the net proceeds of all of the assets held by the Trust and its subsidiaries or (2) three years from November 4, 2015. Notwithstanding the foregoing, the Trustees may continue the existence of the Trust beyond the three-year term if the Trustees reasonably determine that an extension is necessary to fulfill the purposes of the Trust, provided that the Trustees have requested and obtained additional no-action assurance from the SEC regarding relief from registration and reporting requirements under the Securities Exchange Act of 1934, as amended prior to any such extension.

The Liquidating Trust Agreement further provides that the Trustees (as defined below) have the discretion to make distributions of available cash to the beneficiaries as and when they deem such distributions to be in the best interests of the beneficiaries, taking into account the administrative costs of making such distributions, anticipated costs and expenses of the Trust and such other factors as they may consider appropriate. The Trustees do not expect to make distributions to unitholders, other than the distribution of net loan proceeds and other available cash on the Merger closing date and distributions of Net Sale Proceeds of the Excluded Properties.

Messrs. Merriman, Burton and Moore will serve as the initial trustees (the “Trustees”) of the Trust. The Independent Trustees (as defined below) will be paid a fee for their services of $12,500 per quarter and will be reimbursed by the Trust for all out-of-pocket costs and expenses.

The Trustees are responsible for, among other things:

•	Overseeing of the Trust Advisor (as defined below);

•	Appointing officers of, and engaging agents and independent contractors to provide services to, the Trust;

•	Selling or otherwise disposing of the Excluded Properties and any other assets held by the Trust;

•	Resolving any claims or liabilities of the Trust;

•	Collecting all property they determine to be part of the trust assets and holding the property until distribution to the beneficiaries;

•	Paying all claims, expenses and liabilities of the trust out of trust assets, or making a reasonable reserve to pay those obligations;

•	Making distributions of cash to beneficiaries on such dates as they may determine, subject to the terms of the Liquidating Trust Agreement;

•	Making a final distribution to beneficiaries after they determine that all claims, debts, liabilities and obligations of the Trust have been paid or discharged, or when the Trust terminates in accordance with its terms; and

•	Resolving conflicts between the Trust and affiliates of the Trust Advisor.

A majority of the Trustees are required to be “independent trustees,” based on a definition comparable to the definition currently found in the Company’s Charter, with an exception for circumstances when there is an unfilled vacancy on the Board of Trustees. Any Trustee may resign upon notice to the other Trustees and any Trustee may be removed at any time, with or without cause, by beneficiaries holding in the aggregate more than two-thirds of the total outstanding Trust units at a meeting of the beneficiaries properly called for that purpose. If a vacancy on the Board of Trustees exists, because a trustee resigns or is removed, unless the remaining Trustees decrease the number of trustees comprising the Board of Trustees, or because the number of trustees is increased, the vacancy will be filled by the remaining Trustees or, if the Trustees are unable to do so, by the beneficiaries at a meeting properly called for that purpose, upon the affirmative vote of beneficiaries holding units representing a majority of the total Trust units present at the meeting, in person or by proxy.

To the fullest extent permitted by law, and subject to certain limits on liability of Trustees under applicable Maryland law, the Trustees and officers of the Trust will not be subject to any personal liability to any person, including the Trust or its beneficiaries, in connection with the trust estate and the Trust. The Trust also will indemnify, to the maximum extent permitted by law, the Trustees and its officers, agents, and certain other persons against all claims, actions, liabilities and expenses reasonably incurred by such indemnified persons in connection with the defense or disposition of any proceeding in which the indemnified person may be involved or threatened in connection with the exercise and performance of any of their powers and duties under the Liquidating Trust Agreement. The right to receive indemnification will extend to all costs, disbursements and attorneys’ fees and amounts paid in satisfaction of judgments or settlements. The Trust may make advance payments in connection with indemnification claims, provided that the indemnified person has undertaken to repay any amount advanced and to reimburse the Trust in the event that it is subsequently determined that the indemnified person is not entitled to such indemnification. The Trust will purchase such insurance as the trustees believe will adequately insure that each indemnified person will be indemnified against any claims, actions, liabilities and expenses as provided under the Liquidating Trust Agreement.

The Trustees may amend the Liquidating Trust Agreement with the consent of beneficiaries holding a majority of all beneficial units. The Trustees may not amend the trust agreement if the amendment would permit the trustees to adversely affect the beneficiaries’ rights to receive their pro rata shares of the Trust assets. In addition, no amendment may increase the potential liability of the trustees without their consent or jeopardize the respective tax treatment of the Trust or its beneficiaries as a “liquidating trust” and as owners of their respective shares of the Trust’s taxable income.

The Trustees may amend the Liquidating Trust Agreement without the consent of the beneficiaries to:

•	Add to the representations, duties or obligations of the trustees or surrender any right or power granted to the trustees in the Liquidating Trust Agreement;

•	Facilitate the transferability by beneficiaries of Trust units, subject to the ability of the Trust to remain eligible for relief from the registration and reporting requirements under the Securities Exchange Act of 1934, as amended;

•	Comply with applicable laws, including tax laws or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. governmental agency, compliance with which the Trustees deems to be in the best interest of the Beneficiaries as a whole;

•	Enable the Trust to obtain no-action assurances from the staff of the SEC regarding relief from registration and reporting requirements under the Securities Exchange Act of 1934, as amended, which relief the Trustees deem to be in the best interest of the Beneficiaries as a whole; and

•	Enable the Trust to be treated as a “liquidating trust” under the applicable federal, state, and local tax laws, if the Trustees deem such amendment to be in the best interest of the beneficiaries as a whole; and

•	Cure any ambiguity, to correct or supplement any provision in the Liquidating Trust Agreement which may be inconsistent with any other provision in the trust agreement, or to make any other provisions with respect to matters or questions arising under the Liquidating Trust Agreement which will not be inconsistent with the provisions of the trust agreement.

The foregoing summary is qualified in its entirety by reference to the Liquidating Trust Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The Management Services Agreement

Also on November 3, 2015, the Trust, the Liquidating Company and DCG Liquidating Advisor LLC (the “Trust Advisor”) entered into a Management Services Agreement (the “Management Services Agreement”) pursuant to which the Trust Advisor was appointed to provide asset, development, development and construction oversight and operating oversight services for each Excluded Property, to assist in the sale of the Excluded Properties and to provide administrative services to the Trust, the Liquidating Company and their subsidiaries. The Trust Advisor is a controlled affiliate of IIT’s sponsor, Industrial Income Advisors Group LLC (the “Sponsor”), which is the indirect owner of the Special Units in the Liquidating Company. Mr. Merriman, a Trustee and Chief Executive Officer of the Trust, is a member of the board of managers of Trust Advisor.

The term of the Management Services Agreement will continue in force throughout the duration of the existence of the Trust and will terminate as of the date of termination of the Trust. In addition, the Management Services Agreement may be terminated by any of the parties thereto for fraud, criminal conduct or willful misconduct or a material breach of the Management Services Agreement by another party thereto, which has not been cured within 30 days of such material breach.

The Trust Advisor will receive the following fees in exchange for the services it performs under the Management Services Agreement:

•	Development fees, in connection with services related to the development, construction, improvement or stabilization or overseeing the provision of these services by third parties on the Trust’s behalf, will equal up to 4.0% of total project cost, including debt; and

•	An asset management fee, as partial compensation for services rendered in connection with the management and disposition of Excluded Property, consisting of (i) a monthly fee equal to one-twelfth of 0.80% of the aggregate cost (before non-cash reserves and depreciation) of each such property and (ii) in connection with a disposition of any such property, a fee equal to 2.0% of the sales price in connection with such disposition.

The Trust also is obligated, subject to certain limitations, to reimburse the Trust Advisor for certain costs incurred by the Trust Advisor or its affiliates, such as personnel and other overhead expenses, in connection with the services provided to the Trust under the Management Services Agreement, provided that the Trust Advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed.

The foregoing summary is qualified in its entirety by the Management Services Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Liquidating Company LLC Agreement

Also on November 3, 2015, the Trust and the holder of the Special Units entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) with respect to the Liquidating Company.

Under the LLC Agreement, the Trust will serve as the Liquidating Company’s managing member with full, complete and exclusive discretion to manage and control the business of the Trust, which generally is limited to ownership and liquidation of the Excluded Properties, developing, leasing up and realizing the value of the Excluded Properties and distributing the net proceeds thereof to the Liquidating Company’s members. The managing member has sole discretion to cause the Liquidating Company to make distributions to its members. The holder of the Special Units is entitled to receive 15% of each distribution of “Net Sale Proceeds,” and the Trust, as the holder of the common membership units, is entitled to receive 85% of each distribution of “Net Sale Proceeds” and 100% of any other distributions. The LLC Agreement generally defines “Net Sale Proceeds” to be the proceeds of any sale or disposition transaction with respect to any Excluded Property or any other asset or portion thereof, less selling expenses and secured indebtedness repaid or assumed in connection with the transaction, together with any other available amounts that the managing member determines to be economically equivalent to sale proceeds. The Liquidating Company will be dissolved and wound up on the earlier of any event requiring dissolution under Delaware law (including a judicial decree) and unanimous written consent of the members.

The foregoing summary is qualified in its entirety by reference to the LLC Agreement attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Indemnification Agreement

Also on November 3, 2015, as required by the Merger Agreement, the Trust and the Liquidating Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with IIT pursuant to which the Trust and the Liquidating Company, jointly and severally, agreed to indemnify and hold harmless IIT, its subsidiaries and their respective representatives against any and all claims, expenses, losses, damages, injury, penalties, settlement, award, obligation, taxes, interest or any other liabilities (“Losses”) relating to, arising from, or in connection with the Excluded Properties and the contribution and distribution transactions described above. In addition, pursuant to the Indemnification Agreement, the Trust and the Liquidating Company agreed to release IIT, its subsidiaries and their respective representatives from any Losses relating to, arising from, or in connection with the Excluded Properties and the contribution and distribution transactions described above.

The foregoing summary is qualified in its entirety by reference to the Indemnification Agreement attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Trustee and Officer Indemnification Agreements

Also on November 3, 2015, in connection with the contribution of assets to the Trust by IIT, the Trust entered into separate indemnification agreements with each of the Trustees and each of Messrs. Thomas G. McGonagle, the Trust’s Chief Financial Officer and Joshua J. Widoff, the Trust’s Executive Vice President, Secretary & General Counsel. These indemnification agreements require the Trust to indemnify the Trustee or officer, to the maximum extent permitted by Maryland law, against all liabilities and expenses incurred in connection with any proceeding by reason of such person’s status as a Trustee or officer of the Trust, including in connection with any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of the Trustee or officer in his capacity as such. In addition, these indemnification agreements require the Trust to advance to the Trustee or officer all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Trust must also indemnify and advance all expenses incurred by such Trustee or officer seeking to enforce his rights under the indemnification agreements. These indemnification agreements will continue in effect until the termination of the Trust.

The foregoing summary is qualified in its entirety by reference to the Form of Trustee and Officer Indemnification Agreement attached hereto as Exhibit 10.5, which is incorporated herein by reference.

Senior Secured Loan

On November 4, 2015, certain wholly owned subsidiaries of the Liquidating Company (the “Borrowers”) entered into a $120 million senior secured loan (the “Credit Facility”) with Wells Fargo Bank, National Association, as lender (the “Lender”) (the “Loan Agreement”). The Credit Facility is secured by (i) a first mortgage, deed of trust, deed to secure debt or other similar security instrument, each as applicable, on the Excluded Properties and any improvements thereto; (ii) a collateral assignment of all present and future leases and rents, including, without limitation, tenant security deposits; (iii) a collateral assignment of all reciprocal easement agreements, architectural and construction related contracts, permits, and licenses; and (iv) other customary security documentation as required by Lender. In addition, the Liquidating Company, which owns directly or indirectly 100% of each Borrower, has guaranteed the Borrowers’ obligations under the Loan Agreement.

At closing, the Borrowers borrowed $71.0 million under the Credit Facility to fund (i) certain fees and transaction expenses in connection with the consummation of the Merger and (ii) a special distribution in an aggregate amount equal to $65.5 million to the holders of the Liquidating Company’s ownership interests in connection with the Merger, including to the holders of the Special Units and to the Trust, which the Trust has distributed to its beneficiaries, as described above. From time to time after the Merger Effective Time, proceeds from the Credit Facility will be used to finance up to 100% of budgeted construction, debt service, leasing commissions, tenant improvement work and other operating and carrying costs on the properties owned by the Borrowers, and to fund general working capital, including, without limitation, advisory fees, management and development management fees.

The Credit Facility has an initial maturity date of November 3, 2017, with a one-year extension option, which may be exercised as long as there is no existing default, upon payment of a 0.25% extension fee and subject to certain other conditions.

The Credit Facility has a current stated interest rate of one-month LIBOR, updated monthly, plus a margin of 3.00%.

The Loan Agreement contains customary representations and warranties and financial and other affirmative and negative covenants. The Loan Agreement includes certain events of default including, but not limited to, the failure to make payments when due; breach of covenants, representations and warranties or guaranties; bankruptcy or insolvency; attachments; prohibited transfers; and changes in management or control. The occurrence of an event of default, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrowers under the Credit Facility to be immediately due and payable.

In connection with the Credit Facility, the Liquidating Company has provided an unconditional repayment guarantee pursuant to the terms of a Repayment Guaranty Agreement (the “Repayment Guaranty Agreement”) and a construction guaranty with respect to certain improvements on the properties owned by the Borrowers pursuant to the terms of Completion Guaranty Agreement (“Completion Guaranty Agreement”).

The foregoing description of the Loan Agreement, the Promissory Note, the Repayment Guaranty Agreement and Completion Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Promissory Note, the Repayment Guaranty Agreement and the Completion Guaranty Agreement, copies of which are attached hereto as Exhibits 10.6, 10.7, 10.8 and 10.9, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amended and Restated Agreement and Declaration of Trust, by and among Industrial Income Trust Inc., Dwight L. Merriman III, Marshall M. Burton and Stanley A. Moore, dated November 3, 2015

10.2	Management Services Agreement, by and among DC Liquidating Assets Holdco LLC, DC Industrial Liquidating Trust and DCG Liquidating Advisor LLC, dated November 3, 2015

10.3	Amended and Restated Limited Liability Company Agreement by and between DC Industrial Liquidating Trust and Industrial Income Advisors Group LLC, dated November 3, 2015

10.4	Indemnification Agreement, by and among the Trust, the Liquidating Company and IIT, dated November 3, 2015

10.5	Form of Trustee and Officer Indemnification Agreement

10.6	Construction Loan Agreement, by and among the Borrowers thereto and Wells Fargo Bank, National Association, dated November 4, 2015

10.7	Promissory Note made by the Borrowers party to the Construction Loan Agreement to Wells Fargo Bank, National Association, dated November 4, 2015

10.8	Repayment Guaranty Agreement, by DC Liquidating Assets Holdco LLC in favor of Wells Fargo Bank, National Association, dated November 4, 2015

10.9	Completion Guaranty Agreement, by DC Liquidating Assets Holdco LLC in favor of Wells Fargo Bank, National Association, dated November 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DC Industrial Liquidating Trust

Date: November 4, 2015	By:	/s/ Dwight L. Merriman III
Name: Dwight L. Merriman III
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Amended and Restated Agreement and Declaration of Trust, by and among Industrial Income Trust Inc., Dwight L. Merriman III, Marshall M. Burton and Stanley A. Moore, dated November 3, 2015

10.2	Management Services Agreement, by and among DC Liquidating Assets Holdco LLC, DC Industrial Liquidating Trust and DCG Liquidating Advisor LLC, dated November 3, 2015

10.3	Amended and Restated Limited Liability Company Agreement by and between DC Industrial Liquidating Trust and Industrial Income Advisors Group LLC, dated November 3, 2015

10.4	Indemnification Agreement, by and among the Trust, the Liquidating Company and IIT, dated November 3, 2015

10.5	Form of Trustee and Officer Indemnification Agreement

10.6	Construction Loan Agreement, by and among the Borrowers thereto and Wells Fargo Bank, National Association, dated November 4, 2015

10.7	Promissory Note made by the Borrowers party to the Construction Loan Agreement to Wells Fargo Bank, National Association, dated November 4, 2015

10.8	Repayment Guaranty Agreement, by DC Liquidating Assets Holdco LLC in favor of Wells Fargo Bank, National Association, dated November 4, 2015

10.9	Completion Guaranty Agreement, by DC Liquidating Assets Holdco LLC in favor of Wells Fargo Bank, National Association, dated November 4, 2015